Exhibit 10.7

GRANT OF NON-QUALIFIED STOCK OPTION

(Director Equity Incentive Program)

__________________, Amgen Inc. Stock Optionee:

AMGEN INC., a Delaware corporation (the “Company”), pursuant to its Amgen 2009 Director Equity Incentive Program (the “Program”), which implements the Amgen Inc. 2009 Equity Incentive Plan (the “Plan”), has this day granted to you, the optionee named above, an option (this “Option”) to purchase ______ shares of the $.0001 par value common stock of the Company (“Shares”) pursuant to the terms of this Grant of Stock Option, including any appendix hereto (as further described in Section 21 below) containing special terms and conditions applicable to your country (collectively, this “Agreement”). This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (together with the regulations and other official guidance promulgated thereunder) (the “Code”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan and/or the Program.

The provisions of your option are as follows:

1. [select vesting schedule based on Director’s length of service] [Subject to the limitations contained herein, this Option shall vest on [grant date] (the “Grant Date”). [Subject to the provisions contained herein, this Option shall vest on [one year from grant date], provided that from the date of grant of this Option through the vesting date, you have continuously served as a Non-Employee Director as that term is defined in the Plan) of the Company.]

2. (a) The per-share exercise price of this Option is $            , being not less than the Fair Market Value of the Common Stock on the date of grant of this Option.

(b) To the extent permitted by applicable statutes and regulations, payment of the exercise price per share is due in full in cash or check upon exercise of all or any part of this Option which has become exercisable by you. However, if at the time of exercise, the Company’s Common Stock is publicly traded and quoted regularly in the Wall Street Journal and you are in the United States, payment of the exercise price may be made by delivery of already-owned Shares of a value equal to the exercise price of the Shares for which this Option is being exercised. The already-owned Shares must have been owned by you for the period required to avoid adverse accounting consequences and owned free and clear of any liens, claims, encumbrances or security interests. Payment may also be made by a combination of cash and already-owned Common Stock.

3. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Shares issuable upon exercise of this Option are then registered under the Securities Act, or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

[select section 4 with acceleration provisions if option not fully vested at date of grant]

[4. The term of this Option commences on the date hereof and, unless sooner terminated pursuant to the Program or the Plan, terminates on _________ (which date shall be no more than ten (10) years from the date this Option is granted).]

4. The term of this Option commences on the date hereof and, unless sooner terminated pursuant to the Program or the Plan, terminates on _________ (which date shall be no more than _____ (__) years from the date this Option is granted). If you cease to be an Eligible Director due to a) your permanent and total disability (as certified by an independent medical advisor appointed by the Company prior to such termination), or (b) your death, then the vesting schedule of unvested portions of the option will be accelerated by twelve (12) months for each full year that you have been affiliated as a director with the Company.

However, in any and all circumstances and except to the extent the vesting schedule has been accelerated by the Company in its sole discretion during the term of this option or as a result of your permanent and total disability or death as provided above, this option may be exercised following termination of your relationship as a director of the Company only as to that number of shares as to which it was exercisable on the date of such termination provisions of paragraph 1 of this option. For purposes of this option, “termination of your relationship as a director of the Company” shall mean the last date you are a Director of the Company.

5. To the extent specified above, this Option may be exercised by delivering a Notice of Exercise of Stock Option form, together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Article 7 of the Plan.

6. This Option is not transferable, except as set forth below:

(a) By will or the laws of descent and distribution; and

(b) The transfer of this Option by you to a Trust or an Alternate Payee (in each case, as defined in and pursuant to the terms of the Program).

7. This Option is exercisable during your life only by you, except that, to the extent this Option or any portion thereof is transferred to an Alternate Payee or a Trust in accordance with the terms of the Program and Section 6(b) above, such Alternate Payee or Trust may exercise the Option or such portion thereof so transferred.

8. This Option is not an employment or consulting contract and nothing in this Option shall be deemed to create, in any way whatsoever, any obligation on the part of the Non-Employee Director on whose behalf the Option right was created, to continue to serve as a Director of the Company, or of the Company to continue such Non-Employee Director’s service as a Director of the Company.

9. Any notices provided for in this Option, the Program or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

10. In accepting this Option, you acknowledge that:

(a) the Program and Plan are established voluntarily by the Company, are discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of this Option is voluntary and occasional and does not create any contractual or other right receive future options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) your participation in the Program and Plan is voluntary;

(d) all decisions with respect to future grants of options, if any, will be at the sole discretion of the Company;

(e) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(f) if the underlying Shares do not increase in value, this Option will have no value; if you exercise this Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the exercise price;

(g) in consideration of this Option, no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from termination of your service as an Eligible Director (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and

(h) this Option and benefits under the Program and Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

11. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Program and Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult your own personal tax, legal and financial advisors regarding your participation in the Program and Plan before taking any action related to the Program and Plan.

12. (a) You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Option by and among, as applicable, the Company or Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Program and Plan.

(b) You understand that the Company or its Affiliates may hold certain personal information about you, including, without limitation, your name, home address and telephone number, date of birth, social insurance number (to the extent permitted under applicable local law) or other identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Program and Plan (“Data”). You understand that Data may be transferred to Merrill Lynch Bank & Trust Co., FSB (or any successor thereto) or any third parties assisting in the implementation, administration and management of the Program and Plan, that these recipients may be located in your country or elsewhere including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than in your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. You authorize the Company, Affiliates, Merrill Lynch Bank & Trust Co., FSB (or any successor thereto) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing your participation in the Program and Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Program and Plan, including any requisite transfer of such Data as may be required to any other broker, escrow agent or other third party with whom the shares received upon exercise of this Option may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Program and Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. You understand that refusal or withdrawal of consent may affect your ability to participate in the Program and Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company.

13. If you have received this Option or any other document related to the Program and Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

14. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program and Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Program and Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

15. The provisions of this Option are severable and if any one or more are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. (a) Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control, then, to the extent permitted by applicable law, the time during which the Non-Qualified Stock Options may be exercised shall automatically be accelerated to prior to the Change of Control.

(b) Upon and following the acceleration of the vesting and exercise periods, at your election, the Option may be: (x) exercised; or, if the surviving or acquiring corporation agrees to assume the Options or substitute a similar Awards, (y) assumed; or (z) replaced with a substitute awards. If the Option is not exercised, substituted or assumed prior to or upon the Change of Control, the Option shall be terminated. The Board or the Committee, in its sole discretion, may cause any such assumption or substitution to be conducted in a manner so as not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of the Option that would cause any such Award to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A).

(c) “Change of Control” shall mean the occurrence of any of the following:

(i) the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of Directors; or

(ii) individuals who, as of April 2, 1991, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to April 2, 1991, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%)

of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

(iv) any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Award that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) must also constitute a “change in control event,” as defined in U.S. Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Award.

17. This Option is subject to all the provisions of the Plan and Program and their provisions are hereby made a part of this Option, including without limitation the provisions of Articles 6 and 7 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules, and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan and Program, the provisions of the Plan and Program shall control.

18. The terms of this Option shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, or the federal courts for the United State for the federal district located in the State of Delaware, and no other courts, where this agreement is made and/or to be performed.

19. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that this Option is nevertheless deemed to be subject to Code Section 409A for any reason, this Option shall be interpreted in accordance with Code Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee (as defined in the Plan) determines that this Option may be or become subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or this Option or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and/or this Option from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this Option, or (b) comply with the requirements of Code Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Committee to adopt any such amendment, policy or procedure or take any such other action.

21. Notwithstanding any provisions in this Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Program and Plan. The Appendix constitutes part of this Agreement.

20. The Company reserves the right to impose other requirements on your participation in the Program and Plan, on this Option and on any Shares acquired under the Program and Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Program and Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Dated the ___ day of ___________.

Very truly yours,

AMGEN INC.

By:
Duly authorized on behalf of the Board of Directors

Agreed and accepted as of the date written above:

[name]
Address:

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE

2009 EQUITY INCENTIVE PLAN AND

DIRECTOR EQUITY INCENTIVE PROGRAM

GRANT OF STOCK OPTION

(NON-U.S.)

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Option to purchase Shares under the Program and Plan if, under applicable law, you are a resident of, or are deemed to be a resident of one of the countries listed below. Furthermore, the additional terms and conditions that govern the Option granted hereunder may apply to you if you relocate to one of the countries listed below. Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Program and Plan and/or the Agreement to which this Appendix is attached.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Program and Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of February 1, 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Program and Plan because the information may be outdated when you exercise the Option, acquire Shares under the Program and Plan, or when you subsequently sell Shares acquired under the Program and Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

ALL NON-U.S. JURISDICTIONS

TERMS AND CONDITIONS

Method of Exercise. The following provision replaces Section 2(b):

To the extent permitted by applicable statutes and regulations, payment of the exercise price per share is due in full in cash or check upon exercise of all or any part of this Option which has become exercisable by you. Due to legal restrictions outside the U.S., you are not permitted to pay the exercise price by delivery of already-owned Shares of a value equal to the exercise price of the Shares for which this Option is being exercised. Furthermore, payment may not be made by a combination of cash and already-owned Common Stock.

BELGIUM

TERMS AND CONDITIONS

Tax Considerations. The Option granted hereunder must be accepted in writing within 60 days of the offer (and will be subject to taxation on the 60th day following the offer date of the Option, the offer date being defined as the date on which these documents have been sent to you). If you do not accept the Option in writing within 60 days of the offer, you will be deemed to have refused the grant. Please refer to the Option acceptance letter that you will receive along with the applicable Agreement for a more detailed description of the tax consequences of choosing to accept the Option. You should consult your personal tax advisor regarding completion of the additional forms.

NOTIFICATIONS

Tax Reporting Notification. You are required to report any taxable income attributable to the Option granted hereunder on your annual tax return. You are also required to report any bank accounts opened and maintained outside Belgium on your annual tax return.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the grant of the Option and this Agreement, which provides for the terms and conditions of the Option, you confirm having read and understood the documents relating to this grant (the Plan, the Program and this Agreement), which were provided to you in English. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de vos actions gratuites, vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan, le Programme et ce contrat), qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.

NOTIFICATIONS

Exchange Control Notification. If you retain Shares outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when filing your annual tax return.